Exhibit 99.1

News

Contacts:

Media
Sheryl Williams
610-738-6493
swilliam@cephalon.com

Investors
Robert (Chip) Merritt
610-738-6376
cmerritt@cephalon.com

For Immediate Release

Cephalon Announces Issuance of Patent for AMRIX

Frazer, Pa., – June 17, 2008 – Cephalon, Inc. (Nasdaq: CEPH) announced today that the U.S. Patent and Trademark Office has issued a pharmaceutical formulation patent for AMRIX® (Cyclobenzaprine Hydrochloride Extended-Release Capsules).  U.S. Patent No. 7,387,793 was issued to Eurand Inc., the developer of AMRIX, and expires on February 26, 2025.  Last year, Cephalon acquired an exclusive license from Eurand to market AMRIX in North America.  The issued claims cover Eurand’s proprietary Diffucaps® technology used to formulate AMRIX as an extended-release capsule containing the muscle relaxant cyclobenzaprine.  The AMRIX formulation allows, for the first time, a full day of cyclobenzaprine in a single dose medication for the treatment of acute painful musculoskeletal conditions.

“The issuance of this patent supports our investment in AMRIX and its innovative technology, which offers the only once-daily treatment option for patients suffering from acute muscle spasms,” said Frank Baldino, Jr., Ph.D., Chairman and Chief Executive Officer.  “Physician and patient response to AMRIX has resulted in strong prescription growth in 2008 and we expect that this product will be a key growth driver in our business for many years.”

About Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and commercialization of innovative products in four core therapeutic areas: central nervous system, pain, oncology and addiction.  A member of the Fortune 1000, Cephalon currently employs approximately 3,000 people in the United States and Europe.  U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota.  The company’s European headquarters are located in Maisons-Alfort, France.

SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA  19355 • (610) 344-0200 • Fax (610) 344-0981

Cephalon Notified of Patent Extension for AMRIX

The company’s proprietary products in the United States include: TREANDA® (bendamustine hydrochloride) for injection, AMRIX, PROVIGIL® (modafinil) Tablets [C-IV], FENTORA® (fentanyl buccal tablet) [C-II], TRISENOX® (arsenic trioxide) injection, VIVITROL® (naltrexone for extended-release injectable suspension), GABITRIL® (tiagabine hydrochloride), NUVIGIL™ (armodafinil) Tablets [C-IV] and ACTIQ® (oral transmucosal fentanyl citrate) [C-II].  The company also markets numerous products internationally.  Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results; manufacturing development and capabilities; market prospects for its products, including AMRIX; sales and earnings guidance; and other statements regarding matters that are not historical facts, including statements regarding the AMRIX patent. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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